 PART II - PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated August 6, 2018

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

SPRiZZi Bev-Co., Inc.

897 Via Lata, Suite C

Colton, California 92324

(844) 477-7499

5,000,000 Shares of Common Stock at $10.00 per Share

Minimum Investment: 25 Shares ($250.00)

Maximum Offering: $50,000,000.00

The Company is hereby providing the information required by Part I of Form S-1 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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PLEASE REVIEW ALL RISK FACTORS BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Minimum Investment	$250.00	0	$250.00	None
Maximum Offering	$50,000,000.00	0	$50,000,000	None

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(1) The Company intends to enter into a broker-dealer agreement with a registered FINRA for the administration of this Offering. The Company has not entered into any such agreement as of the date of this Offering. See “PLAN OF DISTRIBUTION.”

(2) Does not reflect payment of expenses of this offering, which are estimated between $1,150,000 at the Maximum Offering Amount and $250,000 at a minimal raise. Such costs include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include administrative fees paid to broker-dealers or technology providers. If the Company engages the services of additional broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed below. See "PLAN OF DISTRIBUTION."

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by SPRiZZi Bev-Co., Inc., a Delaware Corporation (“SPRiZZi” or the “Company”). There are 5,000,000 Shares being offered at a price of $10.00 per Share with a minimum purchase of 25 Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $50,000,000.00 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold, (ii) the one year anniversary date of the qualification of the securities by the Securities Exchange Commission, or (iii) unless sooner terminated by the Company’s CEO.

Funds shall be deposited in a Company account. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO COMPANY” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and are seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$10.00
Minimum Investment:	$250.00 per investor (25 Shares of Common Stock)
Maximum Offering:	$50,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	5,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO COMPANY” on page 25 herein.
Voting Rights:

The Shares have voting rights, however, the shareholders will have no control over operations since the Parent Company owns an overwhelming majority of the outstanding Common Stock even if all of the shares in this Offering are sold. See the description of the voting rights all the Company’s other classes of stock on page 49 herein.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) if the Company in its sole discretion withdraws this Offering.
Implicit Valuation:	The implicit valuation of the Company’s outstanding shares is calculated by multiplying the number of shares currently outstanding by the offering price per share.

The Offering

Common Stock Outstanding (1)	25,500,000 Shares
Common Stock in this Offering (2)	5,000,000 Shares
Total Stock to be outstanding after the offering (3)	30,500,000 Shares

1. There is one class of stock in the Company at present: Common Stock. To date, 25,500,000 shares of Common Stock have been issued to the Parent Company (herein defined) in exchange for cash and services. It is expected that additional shares will be issued to various officers, directors, and other third-party services providers. There is currently no agreement for this issuance. For a full description of the rights of each class of stock, please see the section of this Offering Circular entitled “Securities Being Offered” on page 49 below.

As of the date of this Offering Circular, the Company is one shareholder which is controlled by our officers and directors.

2. The total number of Shares of Common Stock (5,000,000) assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an account in the Company’s name and will be immediately available to the Company. Once a subscription agreement is accepted by the Company, funds are non-refundable.

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The Company plans to begin the proposed sale within two (2) calendar days after this Preliminary Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”). The Company will provide final pricing information in a final Offering Circular or supplemental Preliminary Offering Circular. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the Shares may not develop.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to our Business

We may need to raise additional capital in the future and may be unable to do so on acceptable terms, if at all.

Based on current expectations, we believe that our cash on hand, financial investments, cash flows from operations and borrowings available under our short-term credit facilities from financial institutions will be sufficient to meet our currently anticipated cash requirements for the next 12 months. However, in the future, we may require additional capital in order to finance our activities. We may be unable to obtain requisite financing or such financing may not be available on terms that are acceptable to us. The incurrence of debt would result in debt service obligations and the terms of which may include operating or other covenants that might, among other things, restrict our ability to pay dividends to our shareholders. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects. If we were to issue equity to raise capital, it would dilute the holdings of our existing shareholders.

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A key element of our strategy is to expand in target markets globally, particularly the United States, and our failure to do so would have a material adverse effect on our business, financial condition, results of operations and prospects.

A key element of our strategy is to grow our business by expanding sales of the Parent Company’s sparkling water makers, our subscription services, and other consumables in certain existing markets that we believe have high growth potential and in select new markets. In particular, a significant portion of our growth efforts are focused on the United States, the world’s largest market for carbonated beverages. Our success depends, in large part, upon long-term consumer acceptance and adoption of our products and our subscription service model. We face several challenges in achieving consumer acceptance and adoption of our beverage carbonation systems, including, among other things, identifying and addressing market trends and consumers’ tastes and preferences, which often differ between markets, adapting to changes in market trends and consumers’ tastes and preferences in our existing markets, encouraging consumers to make sparkling water beverages at work or home rather than purchasing sparkling water beverages and consumers’ willingness to enter into a subscription service for our products. We expect to attempt to position our brand around health and wellness for workplaces. We may not be successful in establishing such positioning and such positioning might not appeal to consumers. We may not achieve the anticipated positive results or growth from positioning our brand around health and wellness and the workplace/business market, even if we succeed in establishing and maintaining such positioning. There can be no assurance that we will meet any of the challenges we face or that we will succeed in achieving our growth strategy in our existing markets, including in the United States, or in new markets that we are targeting, and the failure to do so would materially adversely affect our growth in a particular market or markets and may materially adversely affect our business, financial condition, results of operations and prospects.

Our marketing campaigns and media spending might not result in increased sales or generate the levels of product and brand awareness we desire, which may adversely affect our business and prospects.

Our products are ultimately sold to consumers in corporate environments and, therefore, our future growth depends in large part on our ability to create and maintain awareness of our products and our brand in a manner that appeals to consumers. In recent years, we have invested, and we expect to continue to invest, amounts to establish our positioning around health and wellness and environmental friendliness and our future growth depends in part on our successfully positioning our brand and products in a manner that appeals to consumers. To create and maintain product and brand awareness, we engage in extensive advertising and promotional campaigns in certain key markets that we believe have significant growth potential, such as the United States as well as in digital and social media campaigns. Our future growth and results of operations depend in part on the effectiveness and efficiency of these campaigns and our media spending, including our ability to:

•	raise awareness of our beverage carbonation systems and brand;

•	raise awareness and pique interest in our subscription-based model;

•	determine the appropriate creative message and media mix to raise awareness of our products and our brand in a manner that appeals to consumers;

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•	create and tailor specific advertisements and promotion campaigns for the consumers we target in the markets in which we sell our products; and

•	effectively manage advertising costs, including creative and media costs.

We believe that our ability to drive sales of our products depends on raising awareness of our brand in a manner that appeals to consumers. Our advertising and marketing campaigns require significant financial resources and may require additional funds depending on the results they generate.

Our marketing campaigns and messages may not result in increased revenues or increased product or brand awareness in a manner that appeals to consumers, and we may not be able to increase our sales at the same rate as we increase our advertising expenditures, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our digital and social media campaigns are global and may be subject to various regulations in different jurisdictions relating to fair competition, comparative advertising, copyrights and consumer protection.

Our digital and social media marketing efforts are global, which subject them to various regulations in the markets in which we operate and in which they are released. These laws include unfair competition, comparative advertising, copyrights and consumer protection laws and they vary by jurisdiction and country. Once a digital campaign is launched, we cannot control or limit it to a certain jurisdiction, media or channel, which could lead to third party claims or regulatory actions in certain jurisdictions. Defending such claims or regulatory actions in various jurisdictions may divert the attention of our management from running the day-to-day operations of our business. Further, a negative ruling by a court may require us to withdraw a campaign, subject us to liabilities, including payment of damages, impair our marketing efforts or limit our ability to increase our sales, each of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our ability to grow our business successfully depends, among other things, on our ability to develop and implement our production and operating infrastructure in a way that would effectively support our growth in our target markets.

We are targeting certain markets for growth, including the United States. Achieving and successfully managing growth in our target markets will require us to continue developing and implementing our production and operating infrastructure, including, among other things, infrastructure and logistics for our products’ distribution and supply chain, quality assurance controls, product development, manufacturing of our products, information technology and financial control systems. In addition, we will need to continue to develop the infrastructure for consumers to conveniently exchange empty CO 2 canisters for filled ones. The development and implementation of our infrastructure requires significant investment and can be complex in the markets in which we operate and seek to operate. We expect that these investments will increase and become increasingly complex as our business grows. Our future results will depend on our ability to successfully develop and implement these initiatives, particularly in our larger markets. Failure to do so could negatively impact our efforts to increase our sales in the markets in which we operate and seek to operate and have a material adverse effect on our business, financial condition, results of operations and prospects.

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Our future success also requires that we have adequate capacity in our manufacturing facilities to manufacture the quantities of products to support our current sales level and the anticipated increased levels that may result from our growth. There can be no assurance as to the timing or our ability to achieve planned, needed, or desired manufacturing capacity levels.

In addition, we may in the future experience difficulties that are common in the installation, functionality and operation of manufacturing equipment. Failures or delays in obtaining and installing the necessary equipment, technology and other resources or their malfunction could result in manufacturing delays, which could harm our business, financial condition and results of operations.

We may be unable to retain our customers in markets where we have an established presence due to changes in consumer preferences, spending habits and perceptions.

Our long-term revenue growth and profitability depend upon our ability to implement our business model of selling beverage machines to new consumers and our consumables to consumers who already own our sparkling water makers. Our success will depend highly on the adoption by consumers of our intended subscription-based model. In order to maintain the use of our systems by our customers, we will need to identify and respond quickly to such changes, including through creative initiatives, such as new product offerings and special promotions. For example, in response to what we believe is a shift in consumer preferences towards health and wellness in the carbonated beverage industry, in recent years, we have made significant efforts to position our brand around health and wellness. However, we may not be successful in establishing and maintaining such positioning and such positioning might not appeal to consumers. Our failure to predict or respond effectively to changes in consumer behavior, which often differ between markets, including where they shop, could result in a reduction in the number of our customers, which could lead to lower revenues and increased inventories, and would have a material adverse effect on our business, financial condition, results of operations and prospects.

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If we do not manage our inventory effectively, our business, financial condition and results of operations could be materially adversely affected.

If our forecasts of demand for our products exceed actual demand, we could experience excess inventory. As we innovate and introduce new sparkling water makers and other products to the marketplace, our existing sparkling water makers and other products are at an increased risk of inventory obsolescence. If we ultimately determine that we have excess inventory, we may have to reduce our prices and write-down inventory which could have an adverse effect on our business, financial condition and results of operations. In addition, we may determine that having both older and newer products for sale in the marketplace is confusing to consumers or interferes with promoting our new products and therefore decide to cease selling our older products, which would result in our not receiving any revenues for such products. Conversely, if the introduction of new products is delayed, we may have insufficient existing inventory to meet our customer demand, potentially resulting in lost revenue opportunities and adversely impacting our financial condition and results of operations. Risks of inventory obsolescence also exist with our products that are subject to expiration, such as our carbonation bottles and flavors. If we are unable to accurately forecast demand for our products and inventory expires or becomes unusable, our business, financial condition and results of operations could be materially adversely affected.

Our beverage carbonation systems and other products may fail, whether due to design faults, defects or misuse, and cause personal injury or property damage, which may subject us to product liability and other claims and harm our reputation.

Our beverage carbonation systems and other products may fail and cause personal injury or property damage. Failures of our beverage systems may be caused by, among other things, design defects, defects in workmanship or materials and misuse by consumers. Although we intend to take quality assurance measures which are intended to ensure that our products are free from design faults and defects in workmanship and materials, there can be no assurance that our products will not fail.

The failure or misuse of any of the components of our beverage carbonating systems may cause personal injury and damage to property. In addition, any unauthorized use of our beverage carbonation systems, including by using third-party consumables with our systems, could lead to failure or malfunction of the systems which in turn could cause personal injury or property damage. Potential personal injury and property damage may also result from the deterioration of the quality or contamination of the materials used in our systems. Product safety or quality issues, actual or perceived, including allegations of product contamination or other issues, even when false or unfounded, could subject us to product liability and other claims, tarnish the image of the affected brands and may cause consumers to choose other products. Such issues or allegations may also require us to conduct product recalls and result in higher than anticipated rates of warranty returns and other returns of goods.

In addition, consumer protection agencies that have broad authority to order product modifications or recalls may take such actions with respect to our products, even if we include explicit instructions with our products regarding their use. Under these circumstances, we could be required to offer to exchange our existing products for new ones or to recall products entirely from the market, which would materially adversely affect our business, financial condition, results of operations, brand and reputation.

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The Parent Company’s product liability insurance for personal injury and damage to property may not be sufficient or available to cover product liability claims, or similar claims, against us, which could materially adversely affect our financial condition and results of operations. Whether or not a claim against us would be successful, defense of a claim may be costly and the existence of any claim may materially adversely affect our business, financial condition, results of operations and reputation.

Our inability to protect our intellectual property rights could reduce the value of our products or permit competitors to more easily compete with us and have a material adverse effect on our business, brand, financial condition, results of operations and prospects.

The strength of our brand and product, and our ability to compete may depend in part on the intellectual property we own. While we make efforts to develop and protect our intellectual property, the validity, enforceability and commercial value of our intellectual property rights may be reduced or eliminated by the discovery of prior inventions by third parties, the discovery of similar marks previously used by third parties, non-use or non-enforcement by us of intellectual property rights or the successful independent development by third parties of the same or similar confidential or proprietary innovations. We have been in the past, and may in the future be, subject to opposition proceedings with respect to applications for registrations of our intellectual property, including, but not limited to, our marks. As we rely in part on brand names and trademark protection to enforce our intellectual property rights, barriers to the registration of our brand names and trademarks in various countries may restrict our ability to promote and maintain a cohesive brand throughout our key markets.

Our ability to compete effectively depends, in part, on our ability to maintain the proprietary nature of our technologies, which includes the ability to obtain, protect and enforce patents, trade secrets and other know-how relating to our technologies. Our current patent portfolio is limited and certain patents that cover aspects of our products have expired or are due to expire in the next few years. There can be no assurance that pending U.S. applications or applications in other jurisdictions will be approved in a timely manner or at all, or that such registrations will effectively protect our intellectual property. There can be no assurance that we will develop patentable intellectual property in the future, and we may choose not to pursue patents or other protection for innovations that subsequently turn out to be important.

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We may be subject to claims by third parties asserting that our products and other intellectual property infringe, or may infringe, their proprietary rights, which, if successful, could materially adversely affect our business, financial condition and results of operations.

We may in the future be subject to claims by third parties asserting misappropriation, or that our products and other intellectual property infringe, or may infringe, or otherwise violate, their proprietary rights. Any such claims, regardless of merit, could result in litigation, which could result in expenses, divert the attention of our management from running the day-to-day operations of our business, cause significant delays in and materially disrupt the conduct of our business. As a consequence of such claims, we could lose our proprietary rights, become subject to liabilities, including payments of damages, be required to develop non-infringing products, seek licenses from others, which may not be available on reasonable terms, if at all, stop selling our products or re-brand our products and could suffer other negative effects to our business. In the event of a successful claim of infringement against us or our failure or inability to develop non-infringing technology or license the infringed or similar technology or other intellectual property, our business, financial condition, results of operations and prospects could be materially adversely affected.

Fluctuations in our business caused by seasonality or unusual weather conditions could cause fluctuations in our quarterly results of operations and volatility in the market price of our ordinary shares.

Our revenues may be impacted by the effects of the weather as our revenues would likely decrease if periods when the weather is colder are longer than usual. Our operating expenses and, therefore, our overall margins may be seasonally impacted. The impact on sales volume and operating results due to these and other factors could significantly impact our business.

Our products are subject to extensive governmental regulation in the markets in which we operate.

Our products are subject to extensive governmental regulation in the markets in which we operate. Among the regulations with which we must comply are those governing the manufacturing and transportation of our exchangeable CO2 canisters. In the United States, and in certain other markets in which we currently operate or may in the future operate, our exchangeable CO2 canisters are considered hazardous materials due to the highly pressurized CO2 inside, and the applicable regulations consequently restrict our ability to ship our exchangeable CO2 canisters by air and also place significant restrictions on their land transportation, which results in additional costs. There can be no assurance that we will be in compliance with all applicable laws and regulations to which we and our products are subject. If we fail to comply, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, as well as criminal sanctions, which could have a material adverse effect on our business, financial condition, results of operations and reputation.

The flavors we distribute are also subject to numerous health and safety laws regulating the manufacturing and distribution of food products. A failure to plan and develop effective procedures to address these laws and regulations, new or revised laws or regulations, or new interpretations or enforcement of existing laws and regulations, may affect our ability to manufacture, distribute and sell our products, which could have a material adverse effect on our business, financial condition and results of operations.

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Furthermore, new government laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscations, recalls or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our products. For example, governmental authorities in certain states in the United States, have imposed taxes on sugar-sweetened beverages which apply to our flavors. Other governmental authorities, have introduced, or considered levying, similar taxes. If such taxes are introduced and were to apply to our flavors, the sales and consumption of such flavors might decrease and thereby have a material adverse effect on our financial condition and results of operations.

An increase in the cost or a shortage of supply of the raw materials, some of which are commodities, for our products could have a material adverse effect on our business, financial condition and results of operations.

We will use certain raw materials to produce our sparkling water makers, exchangeable CO2 canisters and consumables. The most important of these materials are aluminum, brass, certain plastics, flavoring essences, sugar, CO2, sweeteners and fruit concentrate. These materials represent a significant portion of our cost of goods sold. The availability and cost of such raw materials have fluctuated in the past and may fluctuate in the future due to movements in currency exchange rates, government policies and regulations, increased demand for, or decreased supply of, such materials, crop failures, fluctuations in commodity markets, weather conditions, shortages or other reasons or unforeseen circumstances. To the extent that any of the foregoing or other factors increase the prices or limit the supply of such materials, and we are unable to increase our prices or adequately hedge against such changes in a manner that offsets such changes, our business, financial condition and results of operations could be materially adversely affected.

Disruption of our supply chain could adversely affect our business.

Damage or disruption to our manufacturing or distribution capabilities due to the financial and/or operational instability of key suppliers, distributors, warehousing and transportation providers, or brokers, or other reasons, could impair our ability to manufacture or sell our products. To the extent that we are unable to retain alternative sources of supply, to financially mitigate the impact of such events, such as by identifying an alternative supplier in a timely and cost-effective manner, or to effectively manage such events if they occur, there could be a material adverse effect on our sales and profitability, and additional resources could be required to restore our supply chain.

Higher energy costs and other factors affecting the cost of producing, transporting and distributing our products could materially adversely affect our results of operations.

Rising fuel, freight and energy costs have in the past, and may in the future, have an adverse impact on the cost of our operations, including the manufacture, transportation and distribution of our products. All of these costs may fluctuate due to a number of factors outside of our control, including governmental policies and regulations and weather conditions. Additionally, we may be unable to maintain favorable arrangements with respect to the costs of transporting products, which could result in increased expenses and negatively affect our operations. If we are unable to hedge against such increases or raise the prices of our products to offset the changes, our results of operations could be materially adversely affected.

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Adverse or uncertain conditions in the global economy could materially adversely affect customer demand for our products.

A number of economic factors, including gross domestic product, availability of consumer credit, consumer sentiment, retail trends, fiscal and credit market uncertainty, and foreign currency exchange rates, generally affect demand for our products. Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, which may impact sales of our products. If a global recession occurs, consumers may have less money for discretionary purchases as a result of job losses, foreclosures, bankruptcies and other events. A prolonged economic downturn or recession in, or the imposition of trade restrictions by, any of the countries in which we conduct significant business or in any of the markets we are targeting for expansion, may cause significant changes in both the volume and mix of our product sales, which could materially adversely affect our business, financial condition and results of operations. We may be required to implement cost reduction efforts, including restructuring activities, which may adversely affect our ability to capitalize on opportunities in a market recovery. Regional, political and economic instability in countries in which we do business may adversely affect business conditions, disrupt our operations, and have an adverse effect on our financial condition and results of operations. Uncertainty about future economic and industry conditions also makes it more challenging for us to forecast demand for our products, make business decisions, and identify and prioritize the risks that may affect our business, sources and uses of cash, financial condition and results of operations. In addition, our operations are subject to general credit, liquidity, foreign exchange, market and interest rate risks.

These conditions may similarly affect key suppliers, which could impair their ability to deliver parts and result in delays for our products or added costs.

If we do not adapt to changes resulting from the uncertain macroeconomic environment and industry conditions, or to difficulties in the financial markets appropriately and in a timely fashion, our business, financial condition and results of operations may be materially and adversely affected.

We depend on the expertise of key personnel. If these individuals leave without replacements, our operations could suffer.

Our success depends on the continued service of our senior management. The loss of the services of certain of these individuals could delay or prevent the successful implementation of our business plans or could otherwise affect our ability to manage our company effectively. Given their extensive knowledge of the beverage carbonation industry, we believe that it would be difficult to find replacements should any of them leave. Our inability to find suitable replacements for members of our senior management team, particularly our Parent Company’s Chief Executive Officer, Michael J. Breault; our President, Tim Goff; our Vice President, Ryan Goff; and our Parent Company’s CFO, Brian Farley would impair our ability to implement our business strategies and plans and could have a material adverse effect on our business and results of operations.

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Disruptions to our information technology, or IT, systems due to system failures or cybersecurity attacks may impact our operations, result in sensitive customer information being compromised, which would negatively materially adversely affect our reputation business.

We believe that an appropriate IT infrastructure is important in order to support our daily operations and the growth of our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our management information systems or respond to changes in our business needs, we may not be able to effectively manage our business, and we may fail to meet our reporting obligations.

Additionally, if our current back-up storage arrangements and our disaster recovery plan are not operated as planned, we may not be able to effectively recover our information system in the event of a crisis, which may materially adversely affect our business and results of operations.

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyberattacks targeting businesses such as ours. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. Although we have invested in measures to reduce these risks, we can provide no assurance that our current IT systems are fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. Legislative or regulatory action in these areas is also evolving, and we may be unable to adapt our IT system to accommodate these changes. We have experienced and expect to continue to experience actual or attempted cyberattacks of our IT networks. Although none of these actual or attempted cyberattacks has had a material adverse effect on our operations or financial condition thus far, we cannot guarantee that any such incidents will not have a material adverse effect on our operations or financial condition in the future. Furthermore, a cyberattack that bypasses our IT security systems, causing an IT security breach, could lead to a material disruption of our information systems, the loss of business information and loss of service to our customers. Additionally, we have access to sensitive customer information in the ordinary course of business. If a significant data breach occurs and we lose customer information, our reputation may be materially and adversely affected, our customers’ confidence in us may be diminished, or we may be subject to legal claims, any of which may contribute to the loss of customers and have a material adverse effect on our business and result of operations. In addition, the continued worldwide threat of terrorism and heightened security in response to such threat may cause further disruptions and create further uncertainties or may otherwise materially adversely affect our business. To the extent that such disruptions or uncertainties result in delays or cancellations of customer orders or the manufacture or shipment of our products, or in theft, destruction, loss, misappropriation or release of our confidential data or our intellectual property, our business and results of operations could be materially and adversely affected.

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Non-compliance with new regulatory data privacy concerns, including regulations of cross-border data transfer restrictions and other domestic or foreign regulations may lead to penalties and loss of reputation, which could materially adversely affect our business.

Our company intends to operate globally and privacy and data protection regulations vary greatly around the world. The increasingly-burdensome regulatory environment surrounding privacy and data protection issues may adversely affect our business, including through increased risk, costs and expanded compliance obligations. Many U.S. states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. In addition, in many cases these privacy laws apply not only to transfers of information to third parties, but also transfers within an enterprise. Noncompliance with, and other burdens imposed by, such laws, regulations and standards may subject us to significant fines, penalties or liabilities, any of which could harm our business.

If we are unable to adequately protect, maintain or enforce our intellectual property rights or secure rights to third-party patents, we may lose valuable assets, experience reduced market share or incur costly litigation to protect our rights or our third-party collaborators may choose to terminate their agreements with our distributors.

Our ability to commercially exploit our products will depend significantly on our ability to obtain and maintain patents, maintain trade secret protection and operate without infringing the proprietary rights of others.

There can be no assurance that the pending patent applications will be granted. The granted claims in the U.S. include both composition of matter and method of treatment claims. There can be no assurance that the pending patent applications will be granted.

The patent laws of the U.S. have recently undergone changes through court decisions which may have significant impact on us and our industry. Decisions of the U.S. Supreme Court and other courts with respect to the standards of patentability, enforceability, availability of injunctive relief and damages may make it more difficult for us to procure, maintain and enforce patents. In addition, the America Invents Act was signed into law in September 2011, which among other changes to the U.S. patent laws, changes patent priority from “first to invent” to “first to file,” implements a post-grant opposition system for patents and provides a prior user defense to infringement. These judicial and legislative changes have introduced significant uncertainty in the patent law landscape and may potentially negatively impact our ability to procure, maintain and enforce patents to provide exclusivity for our products.

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We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. We require our employees, consultants, advisors and collaborators to execute appropriate confidentiality and assignment-of-inventions agreements with us. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances, and that all inventions arising out of the individual’s relationship with us will be our exclusive property. These agreements may be breached, and in some instances, we may not have an appropriate remedy available for breach of the agreements. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques, reverse engineer our information and techniques, or otherwise gain access to our proprietary technology.

We may be unable to meaningfully protect our rights in trade secrets, technical know-how and other non-patented technology. We may have to resort to litigation to protect our intellectual property rights, or to determine their scope, validity or enforceability. In addition, interference, derivation, post-grant oppositions, and similar proceedings may be necessary to determine rights to inventions in our patents and patent applications. Enforcing or defending our proprietary rights is expensive, could cause diversion of our resources and may be unsuccessful. Any failure to enforce or protect our rights could cause us to lose the ability to exclude others from using our technology to develop or sell competing products.

Risks Related to this Offering

Our officers and directors and their affiliates will exercise significant control over SPRiZZi Bev-Co.

Currently, our officers, directors, and other insiders, may have individual interests that are different from yours and will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which could delay or prevent someone from acquiring or merging with us. It should also be noted that the shares for sale in this Offering have voting rights and shareholders under this Offering, but will not be able to vote on any matter for the foreseeable future since the Parent Company has significant control over our shares.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Following this offering, our charter documents may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable because they will:

•	authorize our board of directors, without stockholder approval, to issue up to 10,000,000 shares of undesignated preferred stock;

•	provide for a classified board of directors;

•	prohibit our stockholders from acting by written consent;

•	establish advance notice requirements for proposing matters to be approved by stockholders at stockholder meetings; and

•	prohibit stockholders from calling a special meeting of stockholders.

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There is no market for our stock and for the foreseeable future, it is unlikely one will develop.

Prior to this offering, there has been no public market for shares of our common stock. An active market may not develop following completion of this offering, or if developed, may not be maintained.

The price at which our common stock will trade after this offering could be extremely volatile and may fluctuate substantially due to the following factors, some of which are beyond our control:

•	variations in our operating results;

•	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

•	announcements of developments affecting our business, systems or expansion plans by us or others;

•	market volatility in general; and

•	the operating results of our competitors.

As a result of these and other factors, investors in our common stock may not be able to resell their shares at or above the initial offering price.

In the past, securities class action litigation often has been instituted against companies following periods of volatility in the market price of their securities. This type of litigation, if directed at us, could result in substantial costs and a diversion of management’s attention and resources.

We do intend to eventually list on an exchange such as the NASDAQ or OTCQB. The OTCQB can be highly illiquid. There is no guarantee we will ever be able to list our securities. Investors should view an investment in our stock as a long-term investment.

We have no intention to pay cash dividends on our common stock for the foreseeable future.

We currently expect to retain future earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends for the foreseeable future. Therefore, you possibly will not receive any return on an investment in our common stock unless you sell your common stock for a price greater than which you paid for it.

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Our offering price is arbitrary and bears no relationship to our assets, earnings, or book value.

There is no current public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

New shareholders will experience immediate dilution.

The net tangible book value of the Common Stock offered hereby will be substantially diluted below the offering price paid by investors. Therefore, new shareholders will experience immediate dilution.

The Company may undertake additional equity or debt financing that may dilute the shares in this offering

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of shares subscribed for under this offering.

An investment in the shares is speculative and there can be no assurance of any return on any such investment

An investment in the Company’s shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The shares are offered on a “best efforts” basis and the Company may not raise the maximum amount being offered

Since the Company is offering the shares on a “best efforts” basis, there is no assurance that the Company will sell enough shares to meet its capital needs. If you purchase shares in this offering, you will do so without any assurance that the Company will raise enough money to satisfy the full use of proceeds to Company which the Company has outlined in this offering circular or to meet the Company’s working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity it needs to raise

There is no assurance that the maximum amount of shares in this offering will be sold. If the maximum offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this offering.

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We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future, so any return on investment may be limited to the value of our shares

We have never paid cash dividends on our shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company may not be able to obtain additional financing

Even if the Company is successful in selling the maximum number of shares in the offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this offering.

An investment in the Company's shares could result in a loss of your entire investment

An investment in the Company's shares offered in this offering involves a high degree of risk and you should not purchase the shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no public trading market for the Company's shares

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s common stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the company must file an application on form 211 with, and receive the approval by, the financial industry regulatory authority (“FINRA”) of which there is no assurance, before active trading of the company’s securities could commence. If the company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’S automated quotation system, or NASDAQ stock market. Prices for securities traded solely on the pink sheets may be difficult to obtain and holders of the shares and the company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ shares may be registered on a FORM S-1 registration statement with the securities and exchange commission in the future, there is absolutely no assurance that shares could be sold under rule 144 or otherwise until the company becomes a current public reporting company with the securities and exchange commission and otherwise is current in the company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

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Sales of our shares by insiders under Rule 144 or otherwise could reduce the price of our shares, if a trading market should develop

Certain officers, directors and/or other insiders may hold shares in the Company and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevailing market prices for our securities in any trading market that may develop.

Should our securities become quoted on a public market, sales of a substantial number of shares of our type of stock may cause the price of our type of stock to decline

Should a market develop and our shareholders sell substantial amounts of our shares in the public market, shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

Because the Company does not have an audit or compensation committee, shareholders will have to rely on our directors to perform these functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

The Company has made assumptions in its projections and in forward-looking statements that may not be accurate

The discussions and information in this offering circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this offering circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the offering circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this offering circular or in other reports issued by us or by third-party publishers.

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The Company has significant discretion over the net proceeds of this offering

The Company has significant discretion over the net proceeds of this offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

You should be aware of the long-term nature of this investment

There is not now, and likely will not be in the near future, a public market, for the shares. Because the shares have not been registered under the securities act or under the securities laws of any state or non-united states jurisdiction, the shares may have certain transfer restrictions. It is not currently contemplated that registration under the securities act or other securities laws will be affected. Limitations on the transfer of the shares may also adversely affect the price that you might be able to obtain for the shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The shares in this offering are subject to a right of first refusal under certain circumstances.

The shares in this offering are subject to a right of first refusal. Until the shares are listed on an exchange and made available for trading, no shareholder shall sell, assign, pledge or in any manner transfer any of the shares of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without first giving written notice thereof to the Company, who then shall have the right to purchase the shares from the shareholder, subject to certain limitations. For ten (10) days following receipt of such notice, the Company shall have the option to purchase all (but not less than all) the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. There for there is a risk that the shareholder may not be able to sell its shares at all and potentially lose the opportunity to sell to a bona fide purchaser if the Company delays its option to purchase. For a complete description of this right of first refusal, see “SECURITIES BEING OFFERED” below and the Company’s bylaws.

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You will not have a vote or influence on the management of the Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase shares unless he or she is willing to entrust all aspects of management to the Company.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

USE OF PROCEEDS TO COMPANY

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $50,000,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $48,850,000 after the payment of offering costs including broker-dealer and selling commissions, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation to secure the final location where we will establish our facilities, undertake setting them up and then immediately commencing full blown research and development and manufacturing activities. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

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A portion of the proceeds from this Offering may ultimately be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

	10%	25%	50%	75%	100%
Shares Sold	500,000	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses (1)	$250,000	$400,000	$650,000	$900,000	$1,150,000
Selling Fees(2)	0	0	0	0	0
Net Proceeds	$4,750,000	$12,100,000	$24,350,000	$36,600,000	$48,850,000
Facilities (3)	$560,000	$560,000	$1,520,000	$1,520,000	$1,520,000
Capital Equipment (4)	$1,220,000	$3,000,000	$4,400,000	$4,400,000	$4,400,000
Inventory (5)	$525,000	$5,000,000	$11,370,000	$20,895,000	$29,895,000
Salaries & Wages (6)	$500,000	$750,000	$3,000,000	$4,500,000	$5,500,000
Management Fees (SDC) (7)	$455,000	$740,000	$1,500,000	$2,000,000	$3,000,000
Corporate Expenses (8)	$1,445,000	$2,000,000	$2,500,000	$3,210,000	$4,460,000
Legal and Accounting (9)	$45,000	$50,000	$60,000	$75,000	$75,000
Total Use of Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000

Footnotes:

(1) Includes estimated memorandum preparation, filing, printing, legal, accounting and other fees and expenses related to the Offering. Legal fees are estimated at $40,000; auditor fees at $5,000; blue sky fees of approximately $5,000; The Company also expects to incur costs related to transfer agent fees (approximate startup of $4,000 with costs increasing as we raise money); marketing (approximately $100,000); and sales costs related to payment processing (estimated at 2.0% of the money raised, payable to GreenMoney.) The Company estimates that the costs associated with processing subscription agreements along with other marketing costs will increase as the Company raises funds.

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(2) This Offering is being sold by the Management of the Company. No compensatory sales commissions will be paid to such Management.

(3) Facilities Summary:

	Seven (7) Months	Eighteen (18) Months
Lease - CA	$40,000	$40,000
Lease - NC	$40,000	$40,000
Total	$80,000	$80,000
	$560,000	$1,520,000

_______________

(*) The first column denotes 7 months while the second column is assumed to be 18 months

(4) Capital Equipment:

Filling Machines - CA	$135,000	$270,000
Filling Machines - NC	$135,000	$1,080,000
LHI - CA	$100,000	$300,000
LHI - NC	$250,000	$1,000,000
Warehouse Equipment - CA	$100,000	$200,000
Warehouse Equipment - NC	$250,000	$500,000
F&F - CA	$150,000	$450,000
F&F - NC	$100,000	$600,000
Total	$1,220,000	$4,400,000

(5) The Company will incur fees associated with buying and processing inventory. The more money the Company raises, the more it intends on deploying capital for the purposes of purchasing and processing inventory.

(6) Salaries and wages related to processing inventory, sales efforts, the manufacturing of bullets, the overall management of the facilities, and other expenses related to the actual manufacturing of product.

(7) Management Fees are charges for costs incurred by Parent Co (SPRiZZi Drink Co) for salaries, administration, IT Costs, marketing fees, and operating costs.

(8) Includes expenses for permits, licensing, office expenses, utilities, repairs, and other expenses not directly related to costs associated with the manufacturing bullets, but overall management and indirect costs. The Company believes, at the 10% raise amount ($5,000,000), it will be able to cover expenses for the next full year.

(9) Costs assumed with continuing to report under Regulation A.

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DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this offering. Our Offering Price is arbitrary with no relation to value of the Company. The Company intends to engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. The Company has not yet entered into any agreements with a broker-dealer.

If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 33% of the total outstanding shares of stock of the Company.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 33% of the total Shares of stock of the Company outstanding, but it is expected that the Company will issue shares to officers and directors in exchange for services which will result in greater dilution to the shareholders. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

	100%	75%	50%	25%	10%
Net Tangible Assets	$49,951,000.00	$37,451,000.00	$24,951,000.00	$12,451,000.00	$4,951,000.00
Offering Expenses	$1,150,000.00	$900,000.00	$650,000.00	$400,000.00	$250,000.00
After Offering Expenses	$48,801,000.00	$36,551,000.00	$24,301,000.00	$12,051,000.00	$4,701,000.00
New Shares	5,000,000	3,750,000	2,500,000	1,250,000	500,000
Total Shares	30,500,000	29,250,000	28,000,000	26,750,000	26,000,000
Previous Value	$(0.00192)	$(0.00192)	$(0.00192)	$(0.00192)	$(0.00192)
Book Value per Share	$1.6000	$1.2496	$0.8679	$0.4505	$0.1808
Increase to Old Shareholders	$1.6020	$1.2515	$0.8698	$0.4524	$0.1827
Change in Value	$8.4000	$8.7504	$9.1321	$9.5495	$9.8192
Percentage Dilution	84.00%	87.50%	91.32%	95.49%	98.19%

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PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $50,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. No compensation will be paid to any principal, the officers, or any affiliated company or party with respect to the sale of the Shares. This means that no compensation will be paid with respect to the sale of the Shares to our officer or directors of the Company. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its officers or directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

Funds tendered by investors will be processed by GreenMoney and will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the bank account established for this Offering or deliver checks made payable to “SPRiZZi Bev-Co., Inc.” Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the Closing Date if the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. It is expected that all subscriptions will be processed through the Company’s website at www.sprizzibevco.com

None of the Shares being sold in this offering are being sold by existing securities holders. All of the Common Stock was authorized as of July 1, 2018 and issued by the Company.

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After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

We initially will use our existing website, www.sprizzibevco.com, to provide notification of the Offering. This Preliminary Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the www.sprizzibevco.com website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company intends to engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

1. Accept investor data from the Company;

2. Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ("AML"), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3. Review subscription agreements received from prospective investors to confirm they are complete;

4. Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5. Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

6. Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7. Serve as registered agent where required for state blue sky requirements,

8. Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

9. Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

10. Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

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Funds will be deposited in an account and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. All inquiries regarding this offering should be made directly to the Company.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company. The offering is expected to expire on the first of: (i) all of the Shares offered are sold, (ii) the one year anniversary date of the qualification of the securities by the Securities Exchange Commission, or (iii) unless sooner terminated by the Company’s CEO.

If you decide to subscribe for any Common Stock in this offering, you must deliver an acceptable form of payment for acceptance or rejection via GreenMoney. The minimum investment amount for a single investor is 25 Shares of Common Stock in the cumulative principal amount of $250.00. Subscription funds will be accepted as ACH, Wire, or debit or credit card. Checks will not be accepted. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

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Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

DESCRIPTION OF THE BUSINESS

SPRiZZi Bev-Co. was formed in 2018 (“Company” or “SPRiZZi Bev-Co”) for the purposes of manufacturing flavor bullets for the SPRiZZi Drink Machine.

Summary

SPRiZZi Bev-Co is a subsidiary of the parent company, SPRiZZi Drink-Co, Inc. (“Parent Company”) for the purposes of producing patented drink cartridges to be used in the SPRiZZi drink machines.

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About the SPRiZZi Drink Machine

The SPRiZZi Drink Machine is a patent-pending countertop beverage dispenser that refrigerates, carbonates, mixes and pours flavored beverages. At the onset, the primary goal was to design a revolutionary cold beverage dispenser for the lifestyle of the modern consumer.  Much like a single-serve coffee machine, SPRiZZi intends to meet the demands of today’s consumer who has come to expect both a personalized and instant gratification experience.  For a new product to succeed in today’s fast-paced, technology driven society, it must satisfy a need while improving on the previous model.  SPRiZZi is a quick and reliable dispenser that can easily adapt its beverages to the trends of the day or region.  While syrupy and sugary sodas are on the decline in American and European markets, SPRiZZi’s healthier, naturally satisfying SPRiZZi flavors offer a timely alternative.

The SPRiZZi machine pours a refreshingly chilled and carbonated or non-carbonated beverage and is an intuitive, easy-to-use product that requires minimal maintenance and cleaning. SPRiZZi offers consumers the freedom of choice while simplifying not only the dispensing process, but the delivery and recycling process as well. SPRiZZi was developed and designed to provide the ultimate user experience for today’s most demanding customers.

SPRiZZi Bev-Co intends to manufacture and fill its proprietary, patent pending flavor bullets for SPRiZZi machines. SPRiZZi Bev-Co intends to sell the bullets to other related entities owned (see below) by the Parent Company which will sell the bullets to distributors. SPRiZZi Bev-Co is agnostic to the brands of cold beverages it can pour and intends to partner with some of the most recognizable beverage brands known in the industry.

The Parent Company intends to use Regional Area Partners, SPRiZZi America, SPRiZZi Europe, SPRiZZi Canada, SPRiZZi Asia Pacific and SPRiZZi South America for distribution. SPRiZZi BEV-CO will be responsible for filling all SPRiZZi brands beverages while also procuring relationships with beverage companies around the world. We expect SPRiZZi Bev-Co will be the most profitable part of all of SPRiZZi’s companies. This is where all beverage companies make their money. SPRiZZi Bev-Co will also set up filling and labeling facilities globally and create Joint Ventures with beverage giants to place filling stations throughout their facilities to reduce labor and logistics costs creating a straight path to our partners distribution points.

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Plan of Operations

The Company intends on, initially, opening two manufacturing facilities: one in Cornelius, North Carolina and one in San Marcos, California.

The Company has the following Milestones for the rest of 2018:

•	By July 2018, we intend to take possession of a facility in San Marcos, California for production
•	By August 2018, we intend to take possession of a facility in Cornelius, North Carolina for production
•	In August of 2018, we hope to complete modifications to both the facility in Cornelius, NC and San Marcos, CA
•	In August of 2018, we hope to hire and train production staff for both facilities.
•	By September 2018, we believe we will start receiving raw material inventory for production in North Carolina.
•	In September 2018, we hope to install and test any production equipment installed in the facility in North Carolina.

• In October 2018, we hope to run our first production of cartridges.

• In November 2018, we believe we will be prepared to receive raw material inventory in our facility in California.

•

In November 2018, we intend on installing and testing our production equipment in California.

• In December 2018, we intend on running our first production of cartridges.

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After 18 months of operations, the Company expects to sell SPRiZZi Drink Machines to over 120,000 US offices through the Parent Company’s related distributor network. Below are representative organization charts for SPRiZZi Bev-Co, and it is anticipated that there will be an additional production line established in North Carolina every quarter to meet demand.

Suggested Organizational Chart of California Facility:

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Suggested Organizational Chart of North Carolina Facility:

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Production Map:

Fulfillment

The Company intends on using an internal sales approach to fulfill orders and demand. The Parent Company envisions 50,000+ dispensers in B2B locations using both internal and external sales with placements by large, established distributors such as Compass/Canteen, Sodexo, Aramark, USG, and Royal Cup Coffee. It is envisioned that these branch locations will purchase products from supply companies such as VISTAR, CoreMark, Vendor’s Supply, Jones Vending and OCS Supply, VendMart, and Master Vending.

Process

•	SPRiZZi America Customer Service Department receives orders from the Vendor Supply Companies via EDI, email, fax, or phone.
•	SPRiZZi America sends the order to SPRiZZi Bev-Co (via EDI, blockchain, or other internal process TBD).
•	SPRiZZi Bev-Co verifies inventories with warehouse manager, packs the order, and schedules freight.
•	SPRiZZi Bev-Co communicates delivery date and time to SPRiZZi America Customer Service.
•	SPRiZZi Bev-Co creates BOL, and monitors order pick up.
•	SPRiZZi Bev-Co receives POD from freight company, alerts accounting of the delivery.
•	Accounting Department enters order/shipment into database, creates invoice, and sends invoice to customer.
•	Accounting Department manages AR process, receives invoice payments, updates database, and creates and distributes monthly AR reports.

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Products

The Company intends to offer a variety of flavors and products for the SPRiZZi Drink Machine, including flavors provided by major industry names that are well known to consumers. The Company is in current negotiations with flavor providers, but no agreement has been reached as of the date of this Offering Circular.

As SPRiZZi gains recognition from its partnership with major national brands, it is anticipated other smaller, popular brands will want to have their beverages poured by SPRiZZi. This will include makers of functional beverages, healthy alternatives and eventually beer. To date, SPRiZZi has not yet established a partnership with a major national brand.

Costs

Our costs, in most part, will be variable and on a Cost Of Goods Sold (COGS) model since the majority of costs will come as supply happens so long as inventory is kept relatively low.

To this end, the Company estimates COGS to equal approximately $0.272 per unit. Our expected sales price (wholesale) is currently estimated at $0.47 per unit.

Bottle and Lid	$0.120
Label	$0.004
Syrup	$0.060
Box	$0.020
Materials Total	$0.204
Estimated Overhead Per Unit	$0.068
TOTAL COGS	$0.272

The price to the end consumer is estimated at $0.89. As SPRiZZi increases its output, it is expected that the costs to manufacturer will decline, thus increasing margins.

The Market

The Company intends to enter the market from a different approach from the apparent competition of Sodastream: where Sodastream looks to serve a consumer market, the Company will look to serve a corporate market with the intention of distributing similar to a corporate water delivery service. The Company intends to target businesses with at least 25 employees. The Company may also focus it distribution and service efforst on hotels and large health clubs. Furthermore, the Company intends on offering branded beverage choices (such as CocaCola or Pepsi) where Sodastream does not.

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We believe our environmentally friendly machine which includes a greater variety of options that are not only flavorful, but, in some cases, healthy, will be the choice for office buildings, businesses, hotels and health clubs to replace out of date vending machines. As coffee break companies (such as Green Mountain) remove vending machines from business locations, we believe the SPRiZZi drink machine will be able to fill the void. The Company will continue to generate revenue by selling flavor bullets on a subscription basis to corporate customers through the distribution network the Parent Company intends to implement.

Competition

We will face competition from beverage companies that are looking to acquire similar business lines and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain financing and those competitors that have financial resources and distribution channels may be able implement a plan faster with greater financial resources.

Intellectual Property & Patent Portfolio

We do not currently own any intellectual property or patents. Any benefit we derive from intellectual property or patents is from those assets owned by our Parent Company.

Employees

We currently have four (4) officers. None of these persons currently receive a salary from the Company but are compensated by the Parent Company. Starting in July 2018, it is expected that Tim Goff and Ryan Goff will start drawing a salary from the Company.

DESCRIPTION OF PROPERTY

The Company owns no real property. It currently rents space at 897 Via Lata, Suite C, Colton, California 92324. With the proceeds from this Offering, the Company intends to procure appropriate office space as discussed in our section entitled “Use of Proceeds.”

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Shares thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended April 15, 2018 are derived from our audited financial statements.

As of April 15, 2018

TOTAL ASSETS	$151,000

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES

Current Liabilities	$100,000

TOTAL LIABILITIES	$0

TOTAL SHAREHOLDER’S EQUITY	$51,000

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$151,000

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

SPRiZZi Bev-Co., Inc. (the “Company”) was formed on February 12, 2018 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware.

There one class of stock in the Company:

Common Stock

The total number of shares of stock the Company is authorized to issue is 50,000,000 of Common Stock.

Description of Rights of Classes of Stock

The Company currently only has one class of stock: Common Stock. All Shares of Common Stock shall be identical. The Shares to be issued pursuant to this Offering will be Common Stock. All holders of shares of Common Stock shall be identical and shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. There is a right of first refusal that attaches to the Common Stock, as explained in this Offering Circular and in the Company’s Bylaws.

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Description of Preferred Stock

To date, the Company has not designated any of the authorized stock as preferred stock, however, at some time in the future, the Company may designate some of its authorized stock as preferred stock. Such preferred stock may have preference over the common stock in terms of dividends and voting.

Warrants

The Company entered into a marketing services agreement with a vendor for the performance of syndication related services, which includes a provision to grant warrants upon the successful completion of the Regulation A+ filing. The specific terms of the warrants allow for the purchase of 10% of the original 5,000,000 Regulation A+ common stock offered that are actually sold, or up to 500,000 common stock. The warrants become active upon the receipt of Regulation A+ share proceeds, have a duration of 10 years, and an exercise price of $5 per warrant.

Results of Operations

The period of February 12, 2018 (date of inception) to April 15, 2018

Revenue. Total revenue for the period from February 12, 2018 (date of inception) to April 15, 2018 was $0. February 12, 2018 (date of inception) to April 15, 2018 as the Company was in the start-up phase.

Operating Expenses. Operating expenses for the period from February 12, 2018 (date of inception) to April 15, 2018 were $0. Operating expenses for the period were comprised of the types of expenses shown in the USE OF PROCEEDS TO COMPANY chart above.

Net Loss. Net loss for the period from February 12, 2018 (date of inception) to April 15, 2018 was $0. This is equal to the Operating Expenses since there were no revenues during that start-up period.

The period from inception (February 12, 2018) to April 15, 2018

Revenue. Total revenue for the period ended April 15, 2018 was $0.

Operating Expenses. Operating expenses for the period April 15, 2018 were $0. Operating expenses were for selling, general and administrative expenses.

Net Loss. Net loss for the period ended April 15, 2018 was $0.

Liquidity and Capital Resources

The Company had net cash of $51,000 as of April 15, 2018.

During the period from February 12, 2018 (date of inception) to April 15, 2018, we used $0 of cash to cover the operating expenses.

During the period from February 12, 2018 (date of inception) to April 15, 2018, $100,000 of Company cash was used for either financing activities or investing activities and all capital needs were met by the founders. The $100,000 was allocated to Deferred Syndication Expenses.

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Related Party Transactions

We have issued 25,500,000 shares of Voting Common Stock to our Parent Company in exchange for $51,000.

As of April 15, 2018, we have a payable of $100,000 to our Parent Company for the advance of funds to pay for deferred syndication expenses. This is a non-interest bearing, demand loan that is not memorialized in writing.

Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation of developing and producing our product, procuring the appropriate licenses, trademarking and protecting our brand, marketing efforts, entering in new markets, and making strategic alliances.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.

Trend Information

Because we are still in the startup phase and have only recently launched the Company, revenue or expenses since the latest financial year do not provide any meaningful trends or data. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company had no revenue during 2018.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

v
Name	Position	Age	Term of Office
Executive Officers
Tim Goff	President	58	February 12, 2018 to present

Ryan Goff	Vice President	32	February 12, 2018 to present

Michael Breault	CEO, Chairman of the Board	58	July 2018 to present

Brian Farley	CFO, Treasurer	57	July 2018 to present

Directors, Executive Officers and Significant Employees

SPRiZZi Bev-Co. board members serve unless and until a successor is elected and qualified. Business board members will not receive compensation for attendance in board meetings, but may be reimbursed for reasonable expenses incurred during the course of their performance.

Personnel currently serving as officers and board members of SPRiZZi Bev-Co. include:

The Company’s day to day operations will be managed by Tim Goff and Ryan Goff who are father and son.

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TIM GOFF

President

Tim is a Food and Beverage Industry expert, with over 35 years of experience with some of the largest companies in the category and at some of the highest positions attainable in those companies. Tim started his career with Coca-Cola, as the Distribution Supervisor for the Kansas City Sales Center. This location had a fleet of 150 trucks, and produced and delivered over 25 million cases per year. Tim was later promoted to Sales Manager, and then Branch Manager (where he led all aspects of the business, including: driver routes, production schedule, raw materials procurement, sales programs, marketing initiatives, etc.). After a few successful years managing the Kansas City Sales Center, Tim was promoted again to Division Vice President - Mid-America Region. In this position, Tim oversaw and was responsible for all 18 of the Sales and Production Centers in the Midwest (Iowa, Nebraska, Missouri, and Kansas).

Later, Tim was promoted to Central Region Vice President - a position in which he oversaw all of the Sales Centers in the Central Time Zone (over 100 Sales and Production Centers). Coca-Cola eventually merged the Western and Central Regions and promoted Tim to Western Region Vice President (a promotion that would take Tim and family to Dallas, Texas). Tim’s responsibility now grew to over 360 Sales and Production Centers and over 5,000 employees.

Tim’s final promotion in the Coca-Cola Company, to North American Senior Vice President - Immediate Consumption/Cold Drink, took him to the headquarters in Atlanta, GA where he reported directly to the President. Immediate Consumption/Cold Drink (ICCD) is defined as product that is purchased cold and consumed at the point of purchase. This includes all Fountain, Vending, and Convenience Stores. In this position, Tim’s territory was all of the United States, Mexico, and Canada. With over 500 Sales and Production Centers in the United States, Tim managed over 7,500 employees and an annual capital budget of $350 Million. Tim was also responsible for approving all sponsorship agreements and university/school contracts. Tim held this position for 5 years before being recruited away by his largest customer, Compass Group, and moving to Charlotte, NC (where he currently resides). Compass Group, the 9th largest employer in the world at the time, is a multinational contract foodservice, cleaning, property management and support services company (with annual revenues over $19 Billion, and over 500,000 employees worldwide). Some of Compass Group’s notable assets include: Bon Appetit, Canteen Vending, Chartwells, Levy Restaurants, Morrison Management Specialists.

RYAN GOFF

Vice President

Ryan is currently the Vice President of Supply Chain and Logistics for SPRiZZi Bev Co., Inc and The Big Beverage Company. As VP of Supply Chain and Logistics, Ryan is responsible for all vendor relationships, freight (domestic and international), raw materials procurement and annual RFPs, production schedule and deliverables timeline, inventory management of both raw materials and finished goods, COGs reductions, and improving profit margins through KPI/KBI data analysis. Ryan is also proficient in website design and internet marketing and advertising (through paid and promotional ads, social media, and search engine optimization). Ryan is a certified Google Ads Specialist. Ryan founded Goff Industries to provide small business consulting services to local small businesses in the Charlotte area. These services include: product and brand development, strategic planning and process improvement, online branding, website design, social media marketing, and print/direct mail marketing.

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MICHAEL J BREAULT

CEO and Chairman of the Board of Directors

Mr. Breault is the founder, President and CEO of SPRiZZi Drink Co, Inc. and has been at the controls since January of 2012. Michael is a serial entrepreneur founding 6 companies since 1983 to date. Michael has many years as a CEO and has vast background in manufacturing and design engineering with companies such as Splash Dispensers, California Acoustic Labs and International Carbonics. Michael plans to oversee the global operations of SDCI with help from the rest of his executive team.

BRIAN P. FARLEY

CFO

Brian is a Financial Executive with diverse background in the operational and financial oversight of small and mid-market companies. Brian has extensive experience conducting financial, operational and marketing analysis and developing financial/sales forecasts. Brian possesses outstanding leadership capabilities, with experience supervising teams of multidisciplinary employees operating across domestic and international locations. With a proven background collaborating with executive management in the development of far-reaching business, sales and marketing strategies, he has helped companies control costs, enhance sales goals and build overall enterprise value for the organizations he has served. He has expertise managing all financial aspects of reporting and manufacturing processes including product development efforts from the strategic introduction of new products to market to the systematic obsolescence planning. Brian is an outgoing team leader capable of effectively communicating company objectives and processes at all levels of organization. He is well versed in strategic planning and merger and acquisition activities as it relates to both sides of the transaction, and has worked with numerous teams, banking and private equity firms to perform due diligence and determine values for myriad of businesses.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From February 12, 2018 to the date of this Offering, the Company has paid no compensation to its officers or directors. The Company may hire additional officers in the future and pay them directly and may choose to compensate its directors in the future.

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Name	Capacity in which compensation was received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Executive Officers
Tim Goth	President and Secretary	$0	$0	$0
Ryan Goth	Vice President	$0	$0	$0
Michael Breault	CEO and Chairman of the Board of the Parent Company	$0	$0	$0
Brian Farley	CFO and Director of the Parent Company	$0	$0	$0

Employment Agreements

The Company has not entered into any employment agreements with its executive officers or other employees to date. It may enter into employment agreements with them in the future. It is expected that part of the proceeds will go to pay Ryan and Tim Goff for their services:

Ryan Goff: $150,000 annualized salary paid monthly with an increase to $175,000

Tim Goff: $250,000 annualized salary paid semi-monthly with an increase to a $300,000 annualized salary paid monthly.

We also expect to incur other “Management Fees” to be paid to the parent company or to officers of the Parent Company for providing operational, administrative, and resources to support the Company. To date, the Company does not have a formal agreement for Management Fees.

Stock Incentive Plan

In the future, the Company may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

We currently do not have a Board of Directors established but expect to establish a Board of Directors in the near future.

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Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company. The Bylaws state that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of his or her acting as a director or officer of the corporation (or a director or officer serving at the request of the corporation in any other capacity for or on behalf of the corporation) against any expenses (including attorneys’ fees, judgments, fines, ERISA or other excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by such director or officer in respect thereof; provided, however, that, the corporation shall not be obligated to indemnify any such director or officer with respect to proceedings, claims or actions initiated or brought voluntarily by such director and not by way of defense. Expenses that may be subject to indemnification hereunder shall be paid in advance of the final disposition of the action, suit or proceeding to the full extent permitted by Delaware law subject to the corporation’s receipt of any undertaking required thereby. The provisions of this article of the Company’s Bylaws shall be deemed to constitute a contract between the Company and each director or officer who serves in such capacity at any time while this article and the relevant provisions of Delaware law are in effect, and each such director or officer shall be deemed to be serving as such in reliance on the provisions of this article of the Company’s Bylaws, and any repeal of any such provisions or of such article of the Company’s Bylaws shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If a claim under this article of the Company’s Bylaws is not paid in full within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been provided to the corporation) that the claimant has not met the standards of conduct that make it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware law, nor an actual determination by the corporation that the claimant has not met such standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The rights of indemnification and advancement provided by this article of the Company’s Bylaws are not exclusive of any other right to indemnification or advancement provided by law, agreement or otherwise, and shall apply to actions, suits or proceedings commenced after the date hereof, whether or not arising from acts or omissions occurring before or after the adoption hereof, and shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

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There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of the Company’s stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of the Company’s stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock by any of our directors or executive officers as of the date of the Regulation A offering:

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CAP TABLE ILLUSTRATING OFFICERS AND DIRECTORS COMMON STOCK OUTSTANDING (03/31/2018)

	Common Stock Shares Prior to Offering		Common Stock Shares After Offering
Name	QTY	%	QTY	%

Parent Company - SPRiZZi Drink Co.	25,500,000	100%	25,500,000	83.6%
Total Shares:	25,500,000	100%	25,500,000	83.6%

The Company’s sole shareholder is its Parent Company, SPRiZZi Drink Co, Inc. which is controlled by its CEO, Michael J. Breault. The Company sold 25,500,000 shares to the Parent Company in exchange for $51,000.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each Common Stock shareholder shall not be entitled to vote. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since the holders of Common Stock issued pursuant to this Offering Circular hold less than a majority collectively, they should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

There is one other class of stock in the Company as of the date of this Offering Circular. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold for funds to be released to the Company and for this Offering to close. The Company anticipates numerous closings to take place during the Offering.

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The minimum subscription that will be accepted from an investor is Two Hundred Fifty Dollars ($250.00) (the "Minimum Subscription"). A subscription for Two Hundred Fifty Dollars ($250.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There is a right of first refusal attached to the Common Stock in this Offering. Aside from this restriction, there are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the Shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than a right of first refusal and those disclosed in this Offering Circular. The Company intends to engage a transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

The right of first refusal is defined in the Company’s Bylaws as follows:

Restrictions on Transfers of Shares. Until the Common Stock of the corporation is listed on an exchange and is made available for trading, no stockholder shall sell, assign, pledge or in any manner transfer any of the shares of Common Stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section.

(a) If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any of its shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.

(b) For ten (10) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in paragraph (c).

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(c) In the event the corporation elects to acquire the shares of the selling stockholder as specified in said selling stockholder’s notice, the Secretary of the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within fifteen (15) days after the Secretary of the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation shall pay for said shares on the same terms and conditions set forth in said selling stockholder’s notice.

(d) In the event the corporation does not elect to acquire all of the shares specified in the selling stockholder’s notice, said selling stockholder may, within a sixty-day period following the expiration of the rights granted to the corporation herein, sell elsewhere the shares specified in said selling stockholder’s notice which were not acquired by the corporation, in accordance with the provisions of paragraph (c) of this Section provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling stockholder’s notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this Section in the same manner as before said transfer.

(e) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Section:

(i) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer and shall include any trust established primarily for the benefit of the stockholder or his immediate family.

(ii) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Section.

(iii) A stockholder’s transfer of any or all of such stockholder’s shares to the corporation.

(iv) A corporate stockholder’s transfer of any or all of its shares to an affiliate thereof or pursuant to and in accordance with the terms of any merger, consolidation, or reclassification of shares or capital reorganization of the corporate stockholder.

(v) A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(vi) A transfer by a stockholder which is limited or general partnership to any or all of its partners or retired partners, or to any such partner’s or retired partner’s estate. In any such case, the transferee, assignee or other recipient shall receive and hold such Common Stock subject to the provisions of this Section 8.14, and there shall be no further transfer of such Common Stock except in accordance with this Section.

(f) The provisions of this Section may be waived with respect to any transfer either by the corporation, upon duly authorized action of the Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be sold by the selling stockholder). This Section may be amended or repealed only upon the express vote or written consent of the owners of a majority of the voting power of each outstanding class of voting securities of the corporation or by the duly authorized action of the Board of Directors.

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(g) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Section are strictly observed and followed.

(h) The foregoing right of first refusal shall automatically terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the listing of the securities of the corporation on any stock exchange subject to the Securities Exchange Act of 1934. These provisions of this Section shall also not apply to the corporation’s securities that are sold or granted to shareholders in any private placement or securities prior to the date securities of the corporation are first offered to the public pursuant to a Regulation A offering qualified by the United States Securities and Exchange Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have been audited by Spiegel Accountancy to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

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DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

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Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

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Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

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WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A with the SEC under the Securities Act of 1933 with respect to the shares of the Common Stock offered hereby. This Preliminary Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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SPRiZZi Bev-Co., Inc.

April 15, 2018

Audited Financial Statement

SPRiZZi-Bev-Co Inc.

April 15, 2018

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Independent Auditors’ Report

To the Board of Directors

SPRiZZi-Bev-Co Inc.

Colton, California

Report on the Financial Statements

We have audited the accompanying financial statements of SPRiZZi-Bev-Co Inc., a Florida C Corporation, which comprise the balance sheet as of April 15, 2018, and the related statements of income and comprehensive income, changes in stockholder’s equity, and cash flows from February 12, 2018 (“inception”) to April 15, 2018 (the “period”), and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to SPRiZZi-Bev-Co Inc.’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of SPRiZZi-Bev-Co Inc.’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

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Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SPRiZZi-Bev-Co Inc. as of April 15, 2018 and the results of its operations and cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying financial statements have been prepared assuming that SPRiZZi-Bev-Co, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, SPRiZZi-Bev-Co, Inc.’s ability to commence operations will depend on its ability to obtain investor financing and commence operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pleasant Hill, California	Spiegel Accountancy Corp.

July 27, 2018	Certified Public Accountants

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SPRiZZi-Bev-Co Inc.
Balance Sheet
April 15, 2018

ASSETS

Current Assets:
Cash	$51,000
Deferred Syndication Expenses	100,000

Total Assets	$151,000

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities:
Related Party Liability	$100,000

Stockholder’s Equity:
Common Stock: $0.0001 Par Value; 50,000,000 Shares
Authorized; 25,500,000 Issued and Outstanding	$2,550
Additional Paid In Capital	$48,450
Total Stockholder’s Equity	$51,000

Liabilities & Stockholder’s Equity	$151,000

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SPRiZZi-Bev-Co Inc.
Statement of Income and Comprehensive Income
Period Ended April 15, 2018

Income from Operations	$-

Operating Expenses	-

Net Income From Operations
-
Provision for Income Taxes	-

Net Income	-

Other Comprehensive Income	-

Comprehensive Income	$-

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SPRiZZi-Bev-Co Inc.
Statement of Changes in Stockholder's Equity
Period Ended April 15, 2018

			Additional	Total
	Common Stock		Paid-In	Stockholder's
	Shares	Amount	Capital	Equity

Balance at February 12, 2018	-	$-	$-	$-

Issuance of Stock	25,500,000	2,550	48,450	51,000

Net Income	-	-	-	-

Balance at April 15, 2018	25,500,000	$51,000	$-	$51,000

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SPRiZZi-Bev-Co Inc.
Statement of Cash Flows
Period Ended April 15, 2018

Cash Flows from Operating Activities:
Net Income	$		-
Cash from Operating Activities:
Change in Operating Assets and Liability
Deferred Syndication Expenses		(100,000)
Related Party Liability		100,000
Net Cash Provided by Operating Activities			-

Cash Flows From Investing Activities:			-

Cash Flows From Financing Activities:
Issuance of Common Stock		51,000

Net Cash Provided by Financing Activities			51,000

Net Increase in Cash			51,000

Cash - Beginning of Period			-

Cash - End of Period	$		51,000

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NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACOUNTING POLICIES

Organization

SPRiZZi-Bev-Co, Inc. (the “Company”), was incorporated on February 12, 2018 in the state of Delaware, and is a wholly owned subsidiary of SPRiZZi Drink-Co., Inc. The Company is responsible for managing relationships and procuring beverage vendors and dealers globally for the SPRiZZi organization. The Company is responsible to fill, label and package post-mix syrup products from all SPRiZZi beverage partners and distribute them through related SPRiZZi entities.

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets and liabilities reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

NOTE 2 - COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that The Company will successfully be able to generate equity financing or commence operations. Failure to secure equity financing or commence operations could adversely affect the Company’s ability to achieve it business objective and continue as a going concern.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

NOTE 4 - RELATED PARTY TRANSACTION

As of April 15, 2018, the Company has a payable of $100,000 to the stockholder for the advance of funds to pay for deferred syndication expenses.

NOTE 5 - COMMON STOCK

The Company has 50,000,000 shares of common stock authorized. All holders of shares of common stock shall be entitled to one vote per share.

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NOTE 6- COMMITMENTS AND CONTINGENT LIABILITIES

Warrants

The Company entered into a marketing services agreement with a vendor for the performance of syndication related services, which includes a provision to grant warrants upon the successful completion of the Regulation A+ filing. The specific terms of the warrants allow for the purchase of 10% of the original 5,000,000 Regulation A+ common stock offered that are actually sold, or up to 500,000 common stock. The warrants become active upon the receipt of Regulation A+ share proceeds, have a duration of 10 years, and an exercise price of $5 per warrant.

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At April 15, 2018, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through July 27, 2018, the date the financial statement was available to be issued, and there were no events to report.

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PART III: EXHIBITS

Index to Exhibits

Description	Item Exhibit

Charters (including amendments)	Item 17.2	1A-2A

Bylaws	Item 17.2	1A-2B

Subscription Agreement	Item 17.4	1A-4

Material Agreements	Item 17.6	1A-6

Consent of Independent Auditors	Item 17.11	1A-11

Legal Opinion	Item 17.12	1A-12

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Colton, California, on August 6, 2018.

SPRiZZi Bev-Co., Inc.,

/s/ Michael Breault

By: Michael Breault

Chief Executive Officer and Director (principal executive officer)

August 6, 2018

/s/ Brian Farley

By: Brian Farley

Chief Financial Officer and Director (principal financial officer, principal accounting officer)

August 6, 2018

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

This offering statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

SPRiZZi Bev-Co., Inc.,

/s/ Michael Breault

By: Michael Breault

Chief Executive Officer and Director (principal executive officer)

August 6, 2018

/s/ Brian Farley

By: Brian Farley

Chief Financial Officer and Director (principal financial officer, principal accounting officer)

August 6, 2018

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